COLLATERAL AGREEMENT

     THIS AGREEMENT, entered into this 21st day of March, 2017, by and between Sylios Corp, a Florida corporation, whose address is 244 2nd Ave N, Suite 309, St. Petersburg, FL 33701 hereinafter referred to as “BORROWER”, The Greater Cannabis Company, Inc., a Florida corporation, whose address is 244 2nd Ave N., Suite 9, St. Petersburg, FL 33701 hereinafter referred to as “GCC” and SLMI Energy Holdings, LLC, a Georgia limited liability company, whose address is 1377 Old Riverside Road, Roswell GA 30076, hereinafter referred to as “LENDER”. As used herein, the term “PARTIES” shall be used to refer to the LENDER, GCC and the BORROWER jointly.

This AGREEMENT is being made in an effort to facilitate the spin-off of GCC from BORROWER in a stock dividend transaction; and

WHEREAS, the Parties desire to enter into this AGREEMENT so that upon an effect spin-off of GCC from BORROWER, LENDER will release GCC from any existing GCC guaranty for LENDER’S debt and any existing UCC lien on GCC for LENDER’S debt; and

WHEREAS, BORROWER and GCC have entered into an Anti-Dilution Agreement dated February 28, 2017.

IT IS, THEREFORE, agreed as follows:

1. Term of Agreement:

This AGREEMENT shall be enforce so long as LENDER is indebted to BORROWER or both parties mutually agree in writing to terminate this AGREEMENT.

2. BORROWER’S duties:

BORROWER agrees to the following:

1.

Present and future GCC shares held by a) BORROWER and b) Wayne Anderson and affiliates controlled by him, will be turned over to LENDER to physically possess as collateral for outstanding debt owed to LENDER; LENDER is granted a security interest in these shares for debts owed to LENDER by BORROWER;  and

2.

BORROWER will use its best efforts to arrange sales of those shares in share amounts it deems appropriate.  One half of the sale proceeds will be applied to the outstanding debt to LENDER; and

3.

BORROWER will make a collateral assignment of its Anti-Dilution Agreement to LENDER, for each exercise opportunity, it will promptly notify SLMI of same and promptly exercise its rights to acquire more GCC shares thereunder -- unless LENDER consents in writing to decline a particular opportunity.  GCC consents to this assignment.

3.  LENDER’S Duties:

LENDER agrees to the following:

1.

LENDER will release GCC from any existing GCC guaranty for debt owed to LENDER by BORROWER and will release any existing UCC lien on GCC said debt.

2.

The parties agree that in the event the debt owed by BORROWER to LENDER, or any part thereof, is declared in default, LENDER may exercise any and all rights attributable to the shares held as collateral and exercise all rights of BORROWER in said Anti-Dilutive Agreement dated Feb. 28, 2017 (including but not limited to rights to vote shares and to sell or otherwise transfer shares).  BORROWER further agrees to supply such stock powers and such proxies as LENDER may reasonably request to fortify its rights in its collateral.

4. Encumbrances and Assignments:

Neither party shall sell, assign, transfer or encumber his interest in this AGREEMENT without the prior written consent of the other.

5. Notices:

Any and all notices and other communications required or permitted by this Agreement shall be served on or given to either party by the other party in writing and shall be deemed duly served and given when personally delivered to any of the parties to whom it is directed, or in lieu of such person service, when deposited in the United States Mail, First class, postage prepaid, addressed to following (with a duplicate sent via email, as indicated below)

BORROWER at:

    Sylios Corp

wa@sylios.com

    Attn: Wayne Anderson

    P.O. Box 521

    St. Petersburg, FL 33731

GCC at:

    The Greater Cannabis Company, Inc.

info@greatercannabiscompany.com

    Attn: Wayne Anderson

    P.O. Box 521

    St. Petersburg, FL 33731

LENDER at:

     SLMI Energy Holdings, LLC

natalie177@hotmail.com;

     Attn: N. Solano

groves1870@gmail.com

     1377 Old Riverside Road

     Roswell GA 30076

6.  Arbitration:

In the case of any controversy between the LENDER and BORROWER concerning, but not limited to, the validity, construction, or interpretation of this Agreement, or the validity of the appraisal, the parties shall refer such dispute in writing to an Arbitrator to be jointly agreed upon.  Or failing an agreement, to the American Arbitration Association for referral to a single Arbitrator.  Said Arbitrator shall promptly determine such dispute and deliver a written decision to each party by personal delivery or certified mail.  The decision of the arbitrator shall be final and binding on both parties and shall by enforceable as any Arbitrator award.

     The Arbitrator may hold meetings, hearings, and take testimony of witnesses and receive evidence, but shall not be empowered to compel the attendance of any person or the production of any evidence. Arbitration shall be held in Atlanta, GA.

7.  Binding:

This agreement shall be binding upon the parties, their respective heirs, personal representatives or assigns as the case may be.

8.  Attorneys' Fees:

In the event it becomes necessary for either party to institute a lawsuit or arbitration proceedings to enforce any terms and conditions hereof, each party shall bear its own attorneys' fees and costs.

9.  Severability:

Each covenant, condition and provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any covenant, condition or provision shall be held to be void or invalid, the same shall not affect the remainder hereof, which shall be effective as though the void or invalid covenant, condition or provision had not been contained herein.

This Agreement shall be construed in accordance with the laws of the State of Florida.

Dated March 21, 2017.

SYLIOS CORP:

        /s/ Wayne Anderson

By: ____________________________

Name: Wayne Anderson

Title: President

THE GREATER CANNABIS COMPANY, INC.:

         /s/ Wayne Anderson

By: ____________________________

Name: Wayne Anderson

Title: President

SLMI ENERGY HOLDINGS, LLC:

         /s/ A.R. Slack

By: ____________________________

Name: A. R. Slack

Title: LLC Manager

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